UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2018

Martin Marietta Materials, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road,
Raleigh, North Carolina, 27607
(Address of Principal Executive Offices) (Zip Code)

(919) 781-4550
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement

On September 25, 2018, the Corporation and its wholly‐owned subsidiary, Martin Marietta Funding LLC (“MM Funding”), entered into the Tenth Amendment (the “Tenth Amendment”) to its Credit and Security Agreement with SunTrust Bank dated as of April 19, 2013. Pursuant to the Tenth Amendment, the scheduled maturity date of the facility was extended to September 25, 2019.

The Credit and Security Agreement is a $400,000,000 trade receivables securitization facility backed by trade receivables originated by the Corporation or by certain of its subsidiaries and acquired by the Corporation, which the Corporation then sells or contributes to MM Funding. MM Funding’s borrowings bear interest at one‐month LIBOR plus 0.725%, subject to change in the event that this rate no longer reflects the lender’s cost of lending.

The Credit and Security Agreement includes an amortization event related to a payment default or acceleration of one of the Corporation’s material debt agreements.

The Tenth Amendment is filed as an exhibit hereto and is incorporated herein by reference, and the description of the Tenth Amendment and the Credit and Security Agreement contained herein is qualified in its entirety by the terms thereof.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.01
Tenth Amendment to Credit and Security Agreement, dated as of September 25, 2018, among Martin Marietta Funding LLC, as borrower, Martin Marietta Materials, Inc., as servicer, and SunTrust Bank, as lender together with the other lenders from time to time party thereto, and SunTrust Bank, as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martin Marietta Materials, Inc.
(Registrant)

Date: September 25, 2018	By:	/s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: Executive Vice President, General Counsel
and Corporate Secretary